UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 6, 2012

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York		10036

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On September 6, 2012, Annaly Capital Management, Inc. (the “Company”, “we” or “us”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the sale of 16,000,000 shares of the Company’s 7.50% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series D Preferred Stock”) in a public offering pursuant to a Registration Statement on Form S-3 (Registration No. 333-164783) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement and pricing term sheet, filed with the Securities and Exchange Commission. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 2,400,000 shares of Series D Preferred Stock solely to cover over-allotments. The offering is expected to close on September 13, 2012. The aggregate net proceeds of the Series D Preferred Stock offering, excluding the proceeds the Company may obtain from the exercise of the over-allotment option, to the Company (after deducting estimated expenses) are expected to be approximately $387.2 million.

          The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Underwriting Agreement in this Item 1.01 is qualified in its entirety by reference to Exhibit 1.1.

Item 7.01. Regulation FD Disclosure.

          On September 6, 2012, the Company issued a press release announcing the repurchase of $280.7 million of its outstanding 4% Convertible Senior Notes due 2015. The Company’s press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 8.01. Other Events.

          The Company is also providing the following additional risk factor related to its business:

We are dependent on our key personnel.

          We are dependent on the efforts of our key officers and employees, including Michael A. J. Farrell, our Chairman of the board of directors, Chief Executive Officer and President,

Wellington J. Denahan-Norris, our Vice Chairman, Chief Operating Officer and Chief Investment Officer, and Kathryn F. Fagan, our Chief Financial Officer and Treasurer. The loss of any of their services could have an adverse effect on our operations. Although we have employment agreements with each of them, we cannot assure you they will remain employed with us. In January 2012, we announced Mr. Farrell was undergoing chemotherapy for cancer. In May 2012, we announced that he had completed his treatment program and that his cancer was in remission. Since August 2012, Mr. Farrell has undergone additional treatment related to his diagnosis. He will continue to receive appropriate medical review and treatments as warranted.

Special Note Regarding Forward-Looking Statements

          This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to consummate any contemplated investment opportunities; risks associated with the businesses of our subsidiaries, including the investment advisory business of our wholly-owned subsidiaries, including: the removal by clients of assets managed, their regulatory requirements, and competition in the investment advisory business; risks associated with the broker-dealer business of our wholly-owned subsidiary; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Item 9.01. Financial Statements and Exhibits.

          (a) Not applicable.

          (b) Not applicable.

          (c) Not applicable.

          (d) Exhibits:

1.1	Underwriting Agreement, dated September 6, 2012, between the Company and the Underwriters.

99.1	Press Release, dated September 6, 2012, issued by the Company.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

By:	/s/ Kathryn Fagan

Name: Kathryn Fagan

Title: Chief Financial Officer

Date: September 7, 2012